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                          LIST OF SCHEDULES TO
                      AGREEMENT AND PLAN OF MERGER
                                BETWEEN
              FIRST CHARTER CORPORATION AND BANK OF UNION

                           September 13, 1995


Disclosure Schedule Item                              Description

Section 5.02(b) Outstanding Shares of Union Capital Stock and Options and Agreements Pertaining Thereto

Section 5.02(c)                           Securities  Required to be Issued by
                                          Union

Section 5.03                              Union Subsidiaries

5.04(b)                                   Provisions      Conflicting     with
                                          Execution and Delivery of the Merger
                                          Agreement by Union

5.06                                      Union Liabilities

5.07                                      Unresolved Union Tax Matters

5.11                                      Failures  to  Comply  with  Laws  by
                                          Union

5.12(a)                                   Union Benefit Plans

5.12(b) Failures of Union Benefit Plans to Comply with Terms of ERISA and/or Internal Revenue Code

5.12(d)                                   Union Obligations for Retiree Health
                                          a n d   Life  Benefits  under  Union
                                          Benefit Plans

5.12(e) Material Impacts Upon Union Benefit Plans to be Caused by Execution and Delivery of Merger Agreement

5.13(a)                                   Union Employment Agreements

5.13(e)                                   Union Leases

5.15                                      Material  Legal  Proceedings Against
                                          Union

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5.16                                      Events  Having  a Materially Adverse
                                          Impact  Upon  the Condition of Union
                                          Since 12/31/94

5.21                                      Interests of Directors and Executive
                                          Officers   in   Contracts   and/or
                                          Properties  Material to the Business
                                          of Union

5.23 Brokers and Finders Acting for Union and/or Its Officers, Directors and Employees



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